EXHIBIT 16.1

January 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of PhotoMedex, Inc.’s (the “Company”) Form 8-K, dated January 26, 2012 as filed with the Securities and Exchange Commission and have the following comments:

Paragraph (a)

We agree with the statements made in these paragraphs as they relate to our firm.

Paragraph (b)

We have no basis on which to agree or disagree with the information regarding other accountants contained in this paragraph.

Yours truly,

/s/ EisnerAmper LLP

EisnerAmper LLP